Exhibit 10.2

AMENDMENT NO. 5 TO LEASE

THIS AMENDMENT NO. 5 TO LEASE (this “Amendment”) is made and entered into as of October 3, 2017 (the “Effective Date”) between Landlord and Tenant named below:

LANDLORD:	WE George Street, L.L.C.
c/o Winstanley Enterprises LLC
150 Baker Avenue Extension, Suite 303
Concord, MA 01742

TENANT:	Achillion Pharmaceuticals, Inc.
300 George Street
New Haven, CT 06510

BUILDING:	300 George Street
New Haven, CT 06510

WHEREAS, Landlord and Tenant executed a lease dated as of May 5, 2000 (as amended, the “Suite 800 Lease”) by which Tenant leases approximately 20,148 rentable square feet on the 8th floor of the Building known as Suite 800 (“Suite 800”); and

WHEREAS, Landlord and Tenant executed letters dated May 5, 2000, July 21, 2000, August 7, 2000 and December 22, 2000 regarding the initial alterations, the amount of the security deposit and provision of a letter of credit in lieu of a cash security deposit under the Suite 800 Lease; and

WHEREAS, Landlord and Tenant executed an Amendment No. 1 to Lease dated as of February 1, 2001 whereunder the parties amended the Suite 800 Lease to add approximately 200 rentable square feet of space on the first floor of the Building known as Suite CS02 (“Suite CS02”) and approximately 446 rentable square feet of space in the basement of the Building known as Suite NMRl (“NMR1”); and

WHEREAS, Landlord and Tenant executed a lease dated as of March 6, 2002 (as amended, the “Lease”) by which Tenant leases approximately 8,768 rentable square feet on the second floor of the Building (“Initial Suite 202”); and

WHEREAS, Landlord and Tenant executed an Amendment No. 1 to Lease dated as of September 10, 2002 whereunder the parties added approximately 2,293 rentable square feet of space on the second floor of the Building to Initial Suite 202 such that Tenant leases a total of approximately 11,061 rentable square feet of space on the second floor, and all of which is known as Suite 202 (“Suite 202”); and

WHEREAS, Landlord and Tenant executed an Amendment No. 2 to Lease dated as of March 31, 2010 whereunder the parties (i) terminated the Suite 800 Lease and revised the Premises to include all of the space leased by Tenant in the Building consisting of Suite 202, Suite 800, Suite CS02, and Suite NMR1, comprising the Premises to be 31,800 square feet in the aggregate, and (ii) extended the Term of the Lease through March 31, 2017, and (iii) made certain other modifications and corrections to the Lease; and

WHEREAS, Landlord and Tenant executed an Amendment No. 3 to Lease dated as of August 20, 2015 that amended the Lease to add approximately 6,832 rentable square feet of space on the ground floor of the Building (“Ground Floor Expansion Premises”) and extended the Term of the Lease to March 31, 2020; and

WHEREAS, Landlord and Tenant executed an Amendment No. 4 to Lease dated as of April 7, 2016 that amended the Lease to add approximately 2,877 rentable square feet of space on the ground floor of the Building (“Suite G5 Space”); and

WHEREAS, Tenant desires to install an exterior sign on the Building, on the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized terms used but not defined herein shall have the meaning ascribed to each in the Lease.

2. Commencing as of the Effective Date and continuing only for so long as Tenant (and not any subtenant, assignee or successor) is operating in the Premises, Tenant, but not any subtenant, assignee or successor of Tenant (these rights being personal to Tenant), shall have the exclusive right, at its sole cost and expense, to install an exterior sign on the southeast corner of the Building in the format shown on Exhibit A attached hereto and made part hereof, which signage shall display Tenant’s tradename and corporate logo (collectively, the “Signage”). The type and design of such Signage shall be subject to the prior written approval of Landlord and Tenant shall permit and maintain the Signage in compliance with applicable governmental rules and regulations governing such signs. Tenant shall be responsible to Landlord for any damage caused by installation, use, or maintenance of said Signage and for any and all costs incurred in connection with obtaining and maintaining any required sign permit or approval. Tenant shall remove the Signage and restore the area occupied by the Signage prior to the Termination Date, and Tenant shall be solely responsible and liable for the repair and damage caused by such removal and the restoration of all affected areas at its sole cost and expense prior to such Termination Date. Notwithstanding anything to the contrary contained in the Lease or this Amendment, Landlord from time to time (i) shall have the right to temporarily obstruct the visibility of, or temporarily remove the Signage if reasonably required in connection with the maintenance or repair of the Building, but in the event the obstruction or removal extends past seven (7) days in connection with a maintenance or repair project, there shall be an abatement of the Signage Fee (as defined below) until the Signage becomes unobstructed or is re-mounted and/or (ii) shall have the right to remove and relocate the Signage if reasonably required in connection with any addition or improvement to the Building to a mutually agreed new location; provided, however, if the parties cannot agree to a new location Tenant shall have the option of (i) accepting the location proposed by Landlord, or (ii) relinquishing its right to have the Signage on the Building, in which case Tenant shall no longer be obligated to pay the Signage Fee.

3. From and after the Effective Date, Tenant shall, at its sole cost and expense, perform all maintenance and repair of the Signage. If Tenant fails to make any necessary repairs of the Signage within fifteen (15) days after notice from Landlord, or such other reasonable time given the nature and urgency of the repair (although notice from Landlord shall be required if there is an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice.

4. Commencing on the earlier of (i) the date on which the Signage is installed (subject to written approval of Landlord) and begins to draw power or (ii) December 1, 2017 (the “Signage Commencement Date”), Tenant agrees to pay each year for the remainder of the Term an annual fee of $7,500.00, payable in monthly installments of $625.00 (the “Signage Fee”) for the signage rights described herein. The Signage Fee shall be due and payable in advance on the first day of each calendar month without notice or demand.

5. Tenant shall commence paying for all utilities separately metered, submetered or allocated to the Signage as of the Signage Commencement Date.

6. Landlord and Tenant represent and warrant to the other that each has full authority to enter into this Amendment and further agree to hold harmless, defend, and indemnify the other from any loss, costs (including reasonable attorneys’ fees), damages, or claim arising from any lack of such authority.

7. As modified herein, the Lease is hereby ratified and confirmed and shall remain in full force and effect.

8. Landlord and Tenant hereby represent and warrant to the other that each has not dealt with any broker, finder or like agent in connection with this Amendment and each does hereby agree to indemnify and hold the other, its agents and their officers, directors, shareholders, members, partners and employees, harmless of and from any claim of, or liability to, any broker, finder or like agent claiming a commission or fee by reason of having dealt with either party in connection with the negotiation, execution or delivery of this Amendment, and all expenses related thereto, including, without limitation, reasonable attorneys’ fees and disbursements.

9. This Amendment constitutes the entire agreement by and between the parties hereto and supersedes any and all previous agreements, written or oral, between the parties. No modification or amendment of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto. The provisions of this Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective legal representatives, successors and assigns.

10. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. This Amendment shall become effective when duly executed and delivered by all parties hereto.

(Signatures on following page)

IN WITNESS WHEREOF, Landlord and Tenant have signed this Amendment No. 5 to Lease as of the day and year first above written.

LANDLORD: WE GEORGE STREET, L.L.C., a Delaware limited liability company

By:	WE George Street Holding LLC, a Delaware limited liability company, Its Member

	By:	VTR LS-George Member LLC, a Delaware limited liability company, Its Managing Member

		By:	/s/ Carter J. Winstanley Name: Carter J. Winstanley Title: Authorized Signatory

TENANT: ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Name: Mary Kay Fenton Title: Chief Financial Officer

EXHIBIT A

SIGNAGE

1